UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 6, 2013
Date of Report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0001-34885	55-0856121
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100
Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

As described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2013, (the “Previous 8-K”) by Amyris, Inc. (the “Company”) Steven R. Mills, the Chief Financial Officer of the Company, previously notified the Company of his decision, for personal reasons, to retire from the Company and resign from his position as Chief Financial Officer as of his retirement date.

Effective as of December 6, 2013, Mr. Mills resigned as Chief Financial Officer and retired from the Company.  However, as disclosed in the Previous 8-K, Mr. Mills will continue to provide consulting services to the Company following his retirement.  On December 6, 2013, the Company and Mr. Mills entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Mr. Mills will provide consulting services, including strategic, accounting and transition assistance to the Company.  Services will be rendered on an as-needed basis to the Company and Mr. Mills will be compensated for such services on an hourly basis.  The Consulting Agreement also provides for the reimbursement of certain expenses, including reasonable travel expenses that may be incurred in connection with the provision of services thereunder.  Additionally, in consideration for the services to be provided under the Consulting Agreement, the Company has agreed to provide Mr. Mills with a one-time retainer payment in the amount of $90,000 and has agreed to allow for accelerated vesting, as of December 6, 2013, of the remaining unvested restricted stock units of the Company awarded to Mr. Mills on May 29, 2012.

New Interim Chief Financial Officer

As described on the Previous 8-K, Paulo Diniz, was previously approved by the Board of Directors of the Company to serve as Interim Chief Financial Officer upon the resignation and retirement of Mr. Mills.  Effective as of December 6, 2013, Mr. Diniz has assumed the role of Interim Chief Financial Officer.  The background and qualifications of Mr. Diniz are set forth in the Previous 8-K and are incorporated herein by reference.  To recognize Mr. Diniz for his assumption of the Interim Chief Financial Officer role, the Company has agreed to provide Mr. Diniz a one-time grant of 50,000 restricted stock units of the Company.  The company has also agreed to cover certain expenses incurred in connection with Mr. Diniz’ interim assignment at the Company’s headquarters in Emeryville, California, including interim corporate housing, a one-time relocation lump sum payment in the amount of $10,000, spouse and family travel, California-based medical and dental insurance, and certain tax planning services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amyris, Inc.

Date: December 12, 2013	By:	/s/ Nicholas S. Khadder
Nicholas S. Khadder General Counsel and Corporate Secretary